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                                                                    EXHIBIT 2.11


                         AGREEMENT AND PLAN OF MERGER


                                BY AND BETWEEN



                              IXL HOLDINGS, INC.,

                              IXL-NEW YORK, INC.

                          SMALL WORLD SOFTWARE, INC.,


                                      AND


                        THE SHAREHOLDERS OF SMALL WORLD



                         DATED AS OF JANUARY 23, 1998

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                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

         THIS AGREEMENT AND PLAN OF MERGER is entered into this 23rd day of January, 1998, by and between SMALL WORLD SOFTWARE, INC., a New York corporation ("Small World"), IXL HOLDINGS, INC., a Delaware corporation ("Parent"), iXL-NEW YORK, INC., a Delaware corporation, or its successors or assigns ("Sub"), and the shareholders of Small World as listed on the signature page hereto (the "Small World Shareholders").

                               R E C I T A L S:
                               - - - - - - - -

         A. Small World is engaged in the business of web page design and web site hosting (the "Small World Business").

         B. Small World and Sub each desire to merge their respective companies and business operations, all on the terms and subject to the conditions set forth herein (the "Merger").

         C. The Small World Shareholders collectively own 100% of the issued and outstanding capital stock of Small World (the "Small World Stock").

         D. The respective Boards of Directors and stockholders of Parent, Sub and Small World have approved the Merger, upon the terms and subject to the conditions set forth herein.

         E. The parties hereto intend for the Merger to qualify, for federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the mutual covenants, benefits, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                   ARTICLE I

                                  THE MERGER

         1.1 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.3 hereof), (a) Small World shall be merged with and into Sub, (b) the separate existence of Small World shall cease, and (c) Sub shall continue as the surviving corporation in the Merger under the laws of the State of Delaware under the name iXL-New York, Inc. For purposes of this Agreement, Sub shall be referred to, for the period commencing on the Effective Time, as the "Surviving Corporation".

         1.2 CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Article VII hereof, the closing of the Merger (the "Closing") will take place at the offices of Kelso & Company, 320 Park Avenue, 24/th/ Floor, New York, New York 10032, or at such other place as the
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parties may agree.

         1.3 EFFECTIVE TIME OF THE MERGER. At the Closing, the parties hereto shall cause (a) a certificate of merger (the "Delaware Certificate of Merger") to be filed with the office of the Secretary of State of the State of Delaware in accordance with the provisions of the Delaware General Corporation Law, as amended (the "DGCL"); and (b) a certificate of merger (the "New York Certificate of Merger") to be filed with the office of the Secretary of State of the State of New York in accordance with the provisions of the New York Business Corporation Law (the "BCL"). When used in this Agreement, the term "Effective Time" shall mean the time when the Delaware Certificate of Merger and the New York Certificate of Merger (collectively herein referred to as the "Certificate of Merger") have been accepted for filing by the Secretary of State of the State of Delaware and New York, respectively, or such time as otherwise specified in the Certificate of Merger.

         1.4 EFFECT OF THE MERGER. The Merger shall, from and after the Effective Time, have all the effects provided by the DGCL and BCL. If at any time after the Effective Time, any further action is deemed necessary or desirable to carry out the purposes of this Agreement, the parties hereto agree that the Surviving Corporation and its proper officers and directors shall be authorized to take, and shall take, any and all such action.

                                  ARTICLE II

                           THE SURVIVING CORPORATION

         2.1 CERTIFICATE OF INCORPORATION. The Amended and Restated Certificate of Incorporation of Sub, a form of which is attached hereto as
Schedule 2.1, shall be the Certificate of Incorporation of the Surviving
------------
Corporation after the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

         2.2 BYLAWS. The Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

         2.3 BOARD OF DIRECTORS; OFFICERS. The Board of Directors and officers of Sub immediately prior to the Effective Time shall be the Board of Directors and officers, respectively, of the Surviving Corporation, until the earlier of their respective resignations or the time that their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                             CONVERSION OF SHARES

         3.1 MERGER CONSIDERATION. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of Small World or
Sub:

               (a) All shares of Small World Stock owned by Small World shall be canceled

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and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

               (b) Each issued and outstanding share of Small World Stock shall be converted into, and become exchangeable for, a number of shares of validly issued, fully paid and nonassessable Class B Common Stock of Parent, $.01 par value (the "Parent Stock") based on the following equation:

                                                SWD
                                                ---
               PS   =    450,000        -       $5
                         -------------------------
                                        X

     where:

               PS   =    the number of shares of Parent Stock for which each
                         share of Small World Stock shall be exchanged pursuant to the Merger

               X    =    the number of shares of issued and outstanding Small
                         World Stock on the date hereof

               SWD  =    the outstanding indebtedness of Small World (including,
                         without limitation, debt for borrowed money and accrued
                         interest thereon) as of the date one day prior to the
                         Closing (the "Small World Debt"), as set forth on
                         Schedule 4.29 hereto
                         -------------

               $5   =    the per share value of the Parent Stock, subject to
                         Section 3.1(d) below

               (c) Each issued and outstanding share of common stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

               (d) The parties hereby agree and acknowledge that the per share value of Parent Stock described in Section 3.1(b) above has been determined in part by taking into account a 100 to 1 stock split of Parent
Stock that is expected to be effective on February 15, 1998 for all holders of record of Parent Stock as of January 9, 1998. If the aforementioned stock split does not occur for any reason, the parties agree that the per share value of Parent Stock shall be $500, and that the provisions of this Agreement, including without limitation the equation set forth in Section 3.1(b) above, shall be adjusted accordingly.

         3.2 NO FURTHER RIGHTS. From and after the Effective Time, holders of certificates theretofore evidencing Small World Stock shall cease to have any rights as stockholders of Small World, except as provided herein or by law.

         3.3 CLOSING OF THE SMALL WORLD'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of Small World shall be closed and no transfer of Small World Stock shall be made

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thereafter. If after the Effective Time, certificates for Small World Stock are presented to Parent or the Surviving Corporation, they shall be canceled and exchanged for an amount of Parent Stock as set forth in Section 3.1 hereof.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF SMALL WORLD

         Small World and the Small World Shareholders, jointly and severally, represent and warrant to Parent and Sub, which representations and warranties shall survive the Closing in accordance with Section 9.1 of this Agreement, as follows:

         4.1 ORGANIZATION AND QUALIFICATION. Small World is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Small World has the requisite corporate power and authority to carry on the Small World Business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Complete and correct copies of the Certificate of Incorporation and Bylaws of Small World as in effect on the date hereof are attached as Schedule 4.1 hereto. The minute book of Small World,
                            ------------
a true and complete copy of which has been delivered to Parent, (a) accurately reflects all action taken by the directors and shareholders of Small World at meetings of Small World's Board of Directors or shareholders, as the case may be at which minutes were taken; and (b) contains true and complete copies of, or originals of, the respective minutes of all meetings or consent actions of the directors or shareholders at which minutes were taken.

         4.2 AUTHORITY. Small World has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Small World have been duly and validly authorized and approved by Small World's Board of Directors and the Small World Shareholders, and no other corporate or shareholder proceedings on the part of Small World, its Board of Directors or the Small World Shareholders is necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Small World and each Small World Shareholder, and assuming the due authorization, execution and delivery by Parent and Sub, constitutes the valid and binding obligation of Small World and each Small World Shareholder, enforceable against Small World and each Small World Shareholder in accordance with its terms.

         4.3   CAPITALIZATION.

               (a) The authorized capital stock of Small World consists of 2,000,000 shares of common stock, $.01 par value per share, of which 1,530,000 shares are validly issued and outstanding, fully paid and nonassessable (without taking into account the transactions contemplated by the Stock Purchase and Release Agreement (as defined in Section 7.2(g) hereof)). All outstanding capital stock of Small World was issued in accordance with applicable federal and state securities laws. Except as set forth on Schedule 4.3(a) hereto, there
                                                  ---------------
are no options, warrants,

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calls, agreements, commitments or other rights presently outstanding that would obligate Small World or the any of the Small World Shareholders to issue, deliver or sell shares of its capital stock, or to grant, extend or enter into any such option, warrant, call, agreement, commitment or other right. In addition to the foregoing, as of the date hereof, Small World has no bonds, debentures, notes or other indebtedness issued or outstanding that have voting rights in Small World.

               (b) All of the issued and outstanding shares of capital stock of Small World are validly issued, fully paid and nonassessable and owned by the Small World Shareholders, free and clear of any lien, charge, security interest, pledge, option, right of first refusal, voting proxies or other voting agreements, or encumbrance of any kind or nature, other than restrictions on transfer imposed by federal and state securities laws (any of the foregoing, a "Lien").

         4.4 SUBSIDIARIES. Small World has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in, or any security convertible into an equity interest in, any corporation, partnership, limited liability company, joint venture, association or other business entity (any of the foregoing, an "Entity").

         4.5 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS. Except as set forth on Schedule 4.5 hereto, none of the execution and delivery of this Agreement by
   ------------
Small World or the Small World Shareholders, the consummation by Small World and the Small World Shareholders of the transactions contemplated hereby or compliance by Small World with any of the provisions hereof will:

               (a) conflict with or violate the Certificate of Incorporation or Bylaws of Small World;

               (b) result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Small World or the Small World Shareholders, or by which Small World or its properties or assets may be bound or affected;

               (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, or any material contract, agreement, arrangement, lease, license, permit, judgment, decree, franchise or other instrument or obligation to which Small World is a party or by which Small World or its properties may be bound or affected;

               (d) result in the creation of any Lien on any of the property or assets of Small World; or

               (e) require any consent, waiver, license, approval, authorization, order, permit, registration or filing with, or notification to (any of the foregoing being a "Consent"), of (i) any government or subdivision thereof, whether domestic, foreign or multinational, or any administrative, governmental, or regulatory authority, agency, commission, court, tribunal or body, whether domestic, foreign or multinational (a "Governmental Entity"), except for the filing of the Certificate of Merger pursuant to the DGCL and BCL; or (ii) any other individual or Entity

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(collectively, a "Person").

         4.6 FINANCIAL STATEMENTS. Small World has heretofore furnished Parent with a true and complete copy of (a) the unaudited (compiled) financial statements of Small World for the years ending December 31, 1995 and 1996; and
(b) the unaudited financial statements of Small World for the period ending December 10, 1997, (collectively herein referred to as the "Small World Financial Statements"). The Small World Financial Statements fairly and consistently present, in all material respects, the financial position and operating results of Small World as of the dates, and during the periods, indicated therein.

         4.7   ABSENCE OF CHANGES. Except as provided in Schedule 4.7 hereto and
                                                         ------------
except as contemplated by this Agreement, since December 10, 1997, (a) Small World has not entered into any transaction that was not in the ordinary course of business; (b) except for sales of services and licenses of software in the ordinary course of business, there has been no sale, assignment, transfer, mortgage, pledge, encumbrance or lease of any material assets or properties of Small World; (c) there has been (i) no declaration or payment of a dividend, or any other declaration, payment or distribution of any type or nature to any shareholder of Small World in respect of its stock, whether in cash or property, and (ii) no purchase or redemption of any shares of the capital stock of Small World except as provided in Section 7.2(g) hereof; (d) there has been no declaration, payment, or commitment for the payment, by Small World, of a bonus or other additional salary, compensation, or benefit to any employee of Small World that was not in the ordinary course of business; (e) there has been no release, compromise, waiver or cancellation of any debts to or claims by Small World, or waiver of any rights of Small World; (f) there have been no capital expenditures in excess of $10,000 for any single item, or $25,000 in the aggregate; (g) there has been no change in accounting methods or practices or revaluation of any assets of Small World (other than Small World Accounts Receivable (as defined in Section 4.25 hereof) written down in the ordinary course of business that are not in excess of $10,000 for any single Small World Account Receivable and $25,000 in the aggregate); (h) there has been no material damage, destruction or loss of physical property (whether or not covered by insurance) adversely affecting the Small World Business or the operations of Small World; (i) there has been no loan by Small World, or guaranty by Small World of any loan, to any employee of Small World or to any Person related to the Small World Business; (j) Small World has not ceased to transact business with any customer that, as of the date of such cessation, represented more than 5% of the annual gross revenues of Small World; (k) there has been no termination or resignation of any key employee or officer of Small World, and to the knowledge of Small World and the Small World Shareholders, no such termination or resignation is threatened; (l) there has been no amendment or termination of any material oral or written contract, agreement or license related to the Small World Business, to which Small World is a party or by which it is bound, except in the ordinary course of business, or except as expressly contemplated by this Agreement; (m) Small World has not failed to satisfy any of its debts, obligations or liabilities related to the Small World Business or the assets of Small World as the same become due and owing (except for Small World Accounts Payable (as defined in Section 4.26 hereof), payable in accordance with past practices and in the ordinary course of business); (n) there has been no agreement or commitment by Small World to do any of the foregoing; and (o) there has been no other event or condition of any character pertaining to and materially affecting the assets, Business or financial condition of Small World.

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         4.8   UNDISCLOSED LIABILITIES. Except as set forth on Schedule 4.8
                                                               ------------
hereto, Small World has no debt, liability or obligation of any kind, whether accrued, absolute or otherwise, including, without limitation, any liability or obligation on account of taxes or any governmental charges or penalty, interest or fines, except (a) liabilities incurred in the ordinary course of business after December 10, 1997, that would not, whether individually or in the aggregate, have a material adverse impact on the business or financial condition of Small World; (b) liabilities reflected on the Small World Financial Statements; and (c) liabilities incurred as a result of the transactions contemplated by this Agreement

         4.9   TITLE TO PROPERTIES. Except as set forth on Schedule 4.9 hereto,
                                                           ------------
Small World has good and marketable title to all tangible property and assets used in the Small World Business, and good title to all of its leasehold interests, in each case, free and clear of any and all Liens other than liens for taxes not yet due and payable.

         4.10 EQUIPMENT. Small World has heretofore furnished Parent with a true and correct list of all items of tangible personal property (including, without limitation, computer hardware) necessary for or used in the operation of the Small World Business in the manner in which it has been and is now operated by Small World ("the Small World Equipment"), except for personal property having a net book value of less than $1,000. Except as set forth on Schedule
                                                                    --------
4.10, each material item of Small World Equipment is in good condition and
----
repair, ordinary wear and tear excepted.

         4.11  INTELLECTUAL PROPERTY. Except as set forth on Schedule 4.11,
                                                             -------------
hereto,

               (a) Small World has heretofore furnished Parent with a true and complete list of all material proprietary technology, trade secrets, know-how, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, and copyrights used or required to be used by Small World in the conduct of the Small World Business (the "Small World Intellectual Property Rights"). Small World owns, or is validly licensed or otherwise has the right to use or exploit, as currently used or exploited, all of the Small World Intellectual Property Rights, free of any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise). No claims are pending or, to the knowledge of Small World, threatened, that Small World is infringing or otherwise adversely affecting the rights of any Person with regard to any Small World Intellectual Property Right. Small World has used commercially reasonable efforts to protect the Small World Intellectual Property Rights, and, to the knowledge of Small World, no Person is infringing the rights of Small World with respect to any Small World Intellectual Property Right. To the knowledge of Small World, neither Small World nor any employee, agent or independent contractor of Small World has used, appropriated or disclosed, directly or indirectly, any trade secrets or other proprietary or confidential information of any other Person, or otherwise violated any confidential relationship with any other Person. To the knowledge of Small World, use of the name "Small World Software, Inc." does not infringe upon the rights of any Person.

               (b) Small World has heretofore furnished Parent with a true and complete list of all material computer software used or required to be used by Small World in the conduct of the Small World Business (the "Small World Software"). Small World currently licenses, or otherwise has the legal right to use, all of the Small World Software (including any upgrades, alterations or

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enhancements with respect thereto), and all of the Small World Software is being used in compliance with any applicable licenses or other agreements.

         4.12  REAL PROPERTY. Small World owns no real property.

         4.13  LEASES. Schedule 4.13 hereto sets forth a list of all leases
                       -------------
pursuant to which Small World leases, as lessor or lessee, real or personal property used in operating the Small World Business or otherwise (the "Small World Leases"). Copies of the Small World Leases, which have previously been provided to Parent, are true and complete copies thereof. All of the Small World Leases are valid, binding and enforceable in accordance with their respective terms, and there is not under any such Small World Lease any existing default by Small World, or, to the knowledge of Small World and the Small World Shareholders, by any other party thereto, or any condition or event of that, with notice or lapse of time or both, would constitute a default. Small World has not received notice that the lessor of any of the Small World Leases intends to cancel, suspend or terminate the Small World Leases or to exercise or not exercise any options under any of the Small World Leases.

         4.14  CONTRACTS. Schedule 4.14 hereto sets forth a true and complete
                          -------------
list of all material contracts, agreements and commitments (whether written or oral) to which Small World is, directly or indirectly, a party (in its own name or as a successor in interest); or by which it is otherwise bound, including, without limitation, any service agreements, customer agreements, supplier agreements, agreements to lend or borrow money, shareholder agreements, employment agreements, agreements relating to Small World Intellectual Property and the like (collectively, the "Small World Contracts").

         True and complete copies of each Small World Contract (or a true and complete narrative description of any oral Small World Contract) have previously been provided to Parent. Neither Small World nor, to the knowledge of Small World and the Small World Shareholders, any other party to any of the Small World Contracts, (x) is in default under (nor does there exist any condition that, with notice or lapse of time or both, would cause such a default under) any of the Small World Contracts, or (y) has waived any right it may have under any of the Small World Contracts, the waiver of which would have a material adverse effect on the business, assets or financial condition of Small World. All of the Small World Contracts constitute the valid and binding obligation of Small World, enforceable in accordance with their respective terms, and, to the knowledge of Small World and the Small World Shareholders, the other parties thereto.

         4.15  DIRECTORS AND OFFICERS. Schedule 4.15 hereto sets forth a list,
                                       -------------
as of the date of this Agreement, of the name of each director and officer of Small World and the offices held by each.

         4.16 PAYROLL INFORMATION. Small World has previously provided Parent with a true and complete copy of the most recent payroll report of Small World, showing all current employees of Small World and their current levels of compensation, other than bonuses and other extraordinary compensation. Small World has paid all compensation required to be paid to employees of Small World on or prior to the date hereof, except for payments owed in respect of the current pay period (for which the applicable pay day has not yet occurred).

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         4.17  LITIGATION. Except as set forth on Schedule 4.17 hereto, there is
                                                  -------------
no suit, action, claim, investigation or proceeding pending or, to the knowledge of Small World and the Small World Shareholders, threatened against or affecting Small World, the Small World Business, or the Small World Shareholders, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against Small World.

         4.18  EMPLOYEE BENEFIT PLANS/LABOR RELATIONS.

               (a)  Except as disclosed in Schedule 4.18 hereto, there are no
                                           -------------
employee benefit plans, agreements or arrangements maintained by Small World, including, without limitation, (1) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (2) affirmative action plans; (3) current or deferred compensation, pension, profit sharing, vacation or severance plans or programs; or (4) medical, hospital, accident, disability or death benefit plans (collectively, "Small World Benefit Plans"). All Small World Benefit Plans are administered in accordance with, and are in material compliance with, all applicable laws and regulations. No default exists with respect to the obligations of Small World under any Small World Benefit Plans.

               (b) Small World is not a party to any collective bargaining agreement, no collective bargaining agent has been certified as a representative of any of the employees of Small World, no representation campaign or election is now in progress with respect to any employee of Small World and there are no labor disputes, grievances, controversies, strikes or requests for union representation pending, or, to the knowledge of Small World and the Small World Shareholders, threatened, relating to or affecting the Small World Business. To the knowledge of Small World and the Small World Shareholders, no event has occurred that could give rise to any such dispute, controversy, strike or request for representation.

         4.19  ERISA.

               (a)  All Small World Benefit Plans that are subject to ERISA have been administered in accordance with, and are in material compliance with, the applicable provisions of ERISA. Each of Small World Benefit Plans that is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service to meet such requirements within the meaning of such provision. No Small World Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. Small World has not engaged in any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving Small World Benefit Plans that would subject Small World to the penalty or tax imposed under Section 502(i) of ERISA or
Section 4975 of the Code. Small World has not engaged in any transaction described in Section 4069 of ERISA within the last five years. Except as disclosed in Schedule 4.19 hereto or pursuant to the terms of Small World
             -------------
Benefit Plans, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (1) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute) becoming due to any director or other employee of Small World,
(2) increase any benefits otherwise payable under any Small World Benefit Plan or (3) result in the acceleration of the time of payment or vesting of any such benefits to any extent.

               (b)  No notice of a "reportable event," within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Small World Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to meet the requirements of Section 401(a) of the Code, or by any entity that is considered one employer with Small World under Section 4001 of ERISA or Section 414 of the Code, within the 12-month period ending on the date hereof. Small World has not incurred any liability to the Pension Benefit Guaranty Corporation in respect of any Small World Benefit Plan that remains unpaid.

         4.20  TAXES.

               (a) Small World has duly and timely filed all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports, including extensions, required to have been filed by Small World on or prior to the date hereof. Small World has duly and timely paid all taxes and other governmental charges, and all interest and penalties with respect thereto, required to be paid by Small World (whether by way of withholding or otherwise) to any federal, state, local or other taxing authority (except to the extent the same are being contested in good faith, and adequate reserves therefore have been provided in the Small World Financial Statements). As of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled.

               (b) Small World is not a party to, or bound by, or otherwise in any way obligated under, any tax sharing or similar agreement.

               (c)  Small World has not consented to have the provisions of
Section 341(f)(2) of the Code (or comparable state law provisions) apply to it, and Small World has not agreed or been requested to make any adjustment under
Section 481(c) of the Code by reason of a change in accounting method or otherwise.

               (d)  Small World is an "S corporation" within the meaning of
Section 1361(a) of the Code.

         4.21 COMPLIANCE WITH APPLICABLE LAWS. Small World holds all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary to own, lease or operate all of the assets and properties of Small World, as appropriate, and to carry on the Small World Business as now conducted (the "Small World Permits"). To the knowledge of Small World, Small World is in material compliance with all applicable laws, ordinances and regulations and the terms of the Small World Permits. Except as set forth on Schedule 4.21, all of the Small World Permits are fully assignable
             -------------
by Small World in connection with the Merger. Schedule 4.21 hereto sets forth a
                                              -------------
true and complete list of all Small World Permits, true and complete copies of which have previously been provided to Parent.

         4.22 BOARD OF DIRECTOR/SHAREHOLDER CONSENT. Both the Board of Directors of Small World and the Small World Shareholders have, by unanimous written consent, adopted and approved this Agreement and the transactions contemplated hereby (including, without limitation, the Merger).

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         4.23  BROKERS. Except as set forth on Schedule 4.23 hereto, no broker
                                               -------------
or finder is entitled to any broker's or finder's fee or other commission in connection with the transactions contemplated by this Agreement as a result of arrangements made by or on behalf of Small World.

         4.24  ENVIRONMENTAL MATTERS.

               (a) To the knowledge of Small World and the Small World Shareholders, no real property currently or formerly owned or operated by Small World is contaminated with any Hazardous Substances (as hereinafter defined);

               (b) Small World is not a party to any litigation or administrative proceeding nor, to the knowledge of Small World and the Small World Shareholders, is any litigation or administrative proceeding threatened against it, that, in either case, asserts or alleges that Small World (i) violated any Environmental Laws (as hereinafter defined); (ii) is required to clean up, remove or take remedial or other response action due to the disposal, deposit, discharge, leak or other release of any Hazardous Substances; or (iii) is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other action that arises out of or is related to the disposal, deposit, discharge, leak or other release of any Hazardous Substances.

               (c) To the knowledge of Small World and the Small World Shareholders, there are not now nor have there previously been tanks or other facilities on, under, or at any real property owned, leased, used or occupied by Small World containing materials that, if known to be present in soils or ground water, would require cleanup, removal or other remedial action under Environmental Laws.

               (d) To the knowledge of Small World and the Small World Shareholders, Small World is not subject to any judgment, order or citation related to or arising out of any Environmental Laws and has not been named or listed as a potentially responsible party by any Governmental Entity in a matter related to or arising out of any Environmental Laws.

               (e) For purposes of this Agreement, (i) the term "Environmental Law" means any federal, state or local law (including statutes, regulations, ordinances, codes, rules, judicial opinions and other governmental restrictions and requirements), relating to the discharge of air pollutants, water pollutants, noise, odors or process waste water, or otherwise relating to the environment or hazardous or toxic substances; and (ii) the term "Hazardous Substance" means any toxic or hazardous substance that is regulated by or under authority of any Environmental Law, including, without limitation, any petroleum products, asbestos or polychlorinated biphenyls.

         4.25 ACCOUNTS RECEIVABLE. All accounts, notes, contracts and other receivables of Small World (collectively, "Small World Accounts Receivable") were acquired by Small World in the ordinary course of business arising from bona fide transactions completed in accordance with the terms and provisions related thereto. To the knowledge of Small World and the Small World Shareholders, there are no set-offs, counterclaims or disputes asserted with respect to any Small World Accounts Receivable that would result in claims in excess of the reserve for bad debts set forth on the Small World Financial Statements and, to the knowledge of Small World and the Small

World Shareholders, subject to such reserve, all Small World Accounts Receivable are collectible in full. Small World has previously provided Parent true and complete aging reports prepared as of December 10, 1997, and December 31, 1996, both of which show the time elapsed since invoice date for all Small World Accounts Receivable as of the relevant dates.

         4.26  ACCOUNTS PAYABLE. Except as set forth on Schedule 4.26 hereto,
                                                        -------------
all material accounts, notes, contracts and other amounts payable of Small World (collectively, "Small World Accounts Payable") are currently within their respective terms, and are neither in default nor otherwise past due by more than 90 days. Small World has previously provided Parent with a true and complete aging report prepared as of December 10, 1997, and December 31, 1996, both of which show the time elapsed since invoice date for all Small World Accounts Payable as of the relevant dates.

         4.27 INSURANCE. Small World currently maintains, in full force and effect, all insurance policies that are either (a) required to be maintained for the conduct of the Small World Business or the ownership of Small World's property (both real and personal); or (b) otherwise maintained by companies engaged in a business comparable to the Small World Business (collectively, the "Small World Insurance Policies"). The Small World Insurance Policies are listed on Schedule 4.27 hereto, and true and complete copies of all Small World
   -------------
Insurance Policies have previously been provided to Parent. Small World (i) is not in default regarding the provisions of any Small World Insurance Policy;
(ii) has paid all premiums due thereunder; and (iii) has not failed to present any notice or present any material claim thereunder in a due and timely fashion.

         4.28 BANKRUPTCY. Neither Small World nor any of the Small World Shareholders has filed a petition or request for reorganization or protection or relief under the bankruptcy laws of the United States or any state or territory thereof, made any general assignment for the benefit of creditors, or consented to the appointment of a receiver or trustee, including a custodian under the United States bankruptcy laws, whether such receiver or trustee is appointed in a voluntary or involuntary proceeding.

         4.29 SMALL WORLD DEBT. As of the date hereof, the Small World Debt (including, without limitation, that certain Promissory Note to Seth Aron, dated as of January 23, 1998, in the principal amount of $722,145.72 (the "Aron Note")), is not in excess of $936,979.34. The Small World Debt is more particularly described on Schedule 4.29 hereto.
                          -------------

         4.30 SMALL WORLD SPORTS. Small World has previously provided Parent with true and complete copies of all documentation evidencing the spin off of Small World Sports, Inc. from Small World (the "Small World Spin Off").

         4.31 INVESTMENT PURPOSE. Each Small World Shareholder represents that he is acquiring the Parent Stock solely for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof. Each Small World Shareholder agrees that he will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Parent Stock (or solicit any offers to buy, purchase or other acquire or take a pledge of any such shares) except in compliance with the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder, other applicable laws, rules and regulations, and the

Stockholders' Agreement (as defined in Section 7.2(c) hereof).

         4.32 RESTRICTIONS ON TRANSFER. Each Small World Shareholder acknowledges that (a) the Parent Stock received by him hereunder has not been registered under the Securities Act; (b) neither Parent nor any Person acting on its behalf has offered to sell the Parent Stock in any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act; (c) the Parent Stock may be required to be held indefinitely, and each Small World Shareholder must continue to bear the economic risk of the investment in such shares unless such shares are subsequently registered under the Securities Act or an exemption from such registration is available; (d) there may not be any public market for the Parent Stock in the foreseeable future; (e) Rule 144 promulgated under the Securities Act is not presently available with respect to sales of any securities of Parent, and such Rule is not anticipated to be available in the foreseeable future; (f) when and if Parent Stock may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule; (g) if the exemption afforded by Rule 144 is not available, public sale without registration will require the availability of an exemption under the Securities Act; (h) the Parent Stock is subject to the terms and conditions of the Stockholders' Agreement; (i) restrictive legends shall be placed on the certificates representing Parent Stock; and (j) a notation shall be made in the appropriate records of Parent indicating that Parent Stock is subject to restrictions on transfer and, if Parent should in the future engage the services of a stock transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to Parent Stock.

         4.33 ABILITY TO BEAR RISK; ACCESS TO INFORMATION; SOPHISTICATION. Each Small World Shareholder represents and warrants that (a) his financial situation is such that he can afford to bear the economic risk of holding Parent Stock acquired by him hereunder for an indefinite period; (b) he can afford to suffer the complete loss of such Parent Stock; (c) he has been granted the opportunity to ask questions of, and receive answers from, representatives of Sub and Parent concerning the terms and conditions of the Parent Stock and to obtain any additional information that he deems necessary; (d) his knowledge and experience in financial business matters is such that he is capable of evaluating the merits and risk of ownership of the Parent Stock; and (e) he has carefully reviewed the terms of the Stockholders' Agreement and has evaluated the restrictions and obligations contained therein.

         4.34 DISCLOSURE. No statement of fact by Small World contained in this Agreement and no written statement of fact furnished by Small World to Parent or Sub pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein contained not materially misleading.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Each of Parent and Sub jointly and severally represents and warrants to Small World and the Small World Shareholders, which representations and warranties shall survive the Closing in accordance with Section 9.1 of this Agreement, as follows:

         5.1 ORGANIZATION AND QUALIFICATION. Each of Parent and its Subsidiaries (as defined in Section 9.12 hereof) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Parent and its Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Complete and correct copies of the Certificates of Incorporation and Bylaws of Parent and Sub as in effect on the date hereof are attached as
Schedule 5.1 hereto.
------------

         5.2 AUTHORITY. Each of Parent and Sub has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each of Parent and Sub have been duly and validly authorized and approved by their respective Board of Directors and shareholders, and no other corporate or shareholder proceedings on the part of either Parent or Sub, or their respective boards of directors or shareholders, are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Sub, and assuming the due authorization, execution and delivery by Small World and the Small World Shareholders, constitutes the valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms.

         5.3 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS. Except as set forth on Schedule 5.3 hereto, none of the execution and delivery of this Agreement by
   ------------
Parent or Sub, the consummation by Parent and Sub of the transactions contemplated hereby or compliance by Parent and Sub with any of the provisions hereof will:

               (a) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or Sub, or the organizational documents of any other Subsidiaries;

               (b) result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Parent or its Subsidiaries, or by which Parent, any of its Subsidiaries, or their respective properties or assets may be bound or affected;

               (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, or any material contract, agreement, arrangement, lease, license, permit, judgment, decree, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent, any of its Subsidiaries or their respective properties may be bound or affected;

               (d) result in the creation of any Lien on any of the property or assets of Parent or any of its Subsidiaries; or

               (e) require any Consent of (i) any Governmental Entity (except for (x) compliance with any applicable requirements of any applicable securities laws, and (y) the filing of the Certificate of Merger pursuant to the DGCL and BCL); or (ii) any other Person.

     5.4  LITIGATION. Except as set forth on Schedule 5.4 hereto, there is no
                                             ------------
suit, action, claim, investigation or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or its Subsidiaries, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against Parent or its Subsidiaries that, either individually or in the aggregate, would have a material adverse effect on the assets, business or financial condition of Parent and its Subsidiaries, taken as a whole.

     5.5  BROKERS. Except as disclosed on Schedule 5.5 hereto, no broker or
                                          ------------
finder is entitled to any broker's or finder's fee in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

     5.6  PARENT STOCK.

          (a) As of the date hereof the authorized capital stock of Parent consists of (i) (A) 50,000,000 shares of Class A Common Stock, $.01 par value, of which no shares are validly issued and outstanding, and (B) 100,000,000 shares of Class B Common Stock, $.01 par value, of which 8,172,000 shares are validly issued and outstanding (taking into account the stock split described in
Section 3.1(d) hereof, but without taking into account any shares of Parent Stock to be issued pursuant to this Agreement), fully paid and nonassessable;
(ii) 500,000 shares of blank check preferred stock, (A) 250,000 of which have been designated as Class A Convertible Preferred Stock, of which 169,260 shares are validly issued and outstanding, fully paid and nonassessable, (B) 100,000 of which have been designated as Class B Convertible Preferred Stock, of which 83,075 shares are validly issued and outstanding, fully paid and nonassessable, and (C) 15,000 of which have been designated as Class C Convertible Preferred Stock, of which 9,232 shares are validly issued and outstanding, fully paid and nonassessable. All outstanding capital stock of Parent was issued in accordance with applicable federal and state securities laws. Except as set forth on
Schedule 5.6 hereto, there are no options, warrants, calls, agreements,
------------
commitments or other rights presently outstanding that would obligate Parent to issue, deliver or sell shares of its capital stock, or to grant, extend or enter into any such option, warrant, call, agreement, commitment or other right. In addition to the foregoing, as of the date hereof, Parent has no bonds, debentures, notes or other indebtedness issued or outstanding that have voting rights in Parent.

          (b) The holders of record as of the Effective Time of the outstanding shares of capital stock of Parent, together with the number of shares of capital stock then outstanding, are set forth on a pro forma basis on Schedule 5.6
                                                              ------------
hereto.

          (c) When delivered to the Small World Shareholders in accordance with the terms hereof, the Parent Stock will (i) be duly authorized, fully paid and nonassessable, and (ii) be free and clear of all Liens other than restrictions imposed by the Stockholders' Agreement and by federal and state securities laws.

     5.7  SUBSIDIARIES. Except as set forth on Schedule 5.7 hereto, Parent has
                                               ------------
no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in, or any security convertible into an equity interest in, any Entity. Schedule 5.7 hereto lists
                                                    ------------
the name of each of the Subsidiaries of Parent, and indicates their respective jurisdictions of incorporation.

     5.8 FINANCIAL STATEMENTS. Parent has heretofore furnished Small World with a true and complete copy of (a) the audited financial statements of iXL Interactive Excellence, Inc. (n/k/a iXL, Inc.) for the years ended December 31, 1993, 1994 and 1995, and for the four-month period ending April 30, 1996; (b) audited combined financial statements for Creative Video, Inc. (n/k/a iXL, Inc.), Creative Video Library, Inc. and Entrepreneur Television, Inc. for the years ending December 31, 1993, 1994 and 1995, and for the four-month period ending April 30, 1996; (c) the audited consolidated financial statements for Parent and its Subsidiaries for the eight months ended December 31, 1996; and
(iv) the unaudited consolidated financial statements for Parent and its Subsidiaries, dated November 30, 1997. Such financial statements present fairly in all material respects the consolidated financial position, results of operations, shareholders' equity and cash flows of Parent at the respective dates or for the respective periods to which they apply. Except as disclosed therein, such statements and related notes have been prepared each in accordance with GAAP consistently applied throughout the periods involved (except, in the case of the unaudited financial statements, for the exclusion of footnotes and normal year end adjustments).

     5.9  UNDISCLOSED LIABILITIES. Except as set forth on Schedule 5.9 hereto,
                                                          ------------
neither Parent nor any of its Subsidiaries has any debt, liability or obligation of any kind, whether accrued, absolute or otherwise, including, without limitation, any liability or obligation on account of taxes or any governmental charges or penalty, interest or fines, except (a) liabilities incurred in the ordinary course of business after November 30, 1997 that would not, whether individually or in the aggregate, have a material adverse impact on the business or financial condition of the Parent and its Subsidiaries, taken as a whole; (b) liabilities reflected on the Parent Financial Statements; and (c) liabilities incurred as a result of the transactions contemplated by this Agreement.

     5.10 COMPLIANCE WITH APPLICABLE LAWS. Parent or its Subsidiaries holds all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary to own, lease or operate all of the assets and properties of Parent and its Subsidiaries, as appropriate, and to carry on Parent's business as now conducted (the "Parent Permits"). To the knowledge of Parent, Parent and its Subsidiaries are in material compliance with all applicable laws, ordinances and regulations and the terms of the Parent Permits.

     5.11 BOARD OF DIRECTOR CONSENT. Both the Board of Directors of Parent and Sub have, by unanimous written consent, adopted and approved this Agreement and the transactions contemplated hereby (including, without limitation, the Merger).

     5.12 BANKRUPTCY. Neither Parent nor any of its Subsidiaries has filed a petition or request for reorganization or protection or relief under the bankruptcy laws of the United States or any state or territory thereof, made any general assignment for the benefit of creditors, or consented to the appointment of a receiver or trustee, including a custodian under the United States bankruptcy laws, whether such receiver or trustee is appointed in a voluntary or involuntary proceeding.

     5.13 DISCLOSURE. No statement of fact by Parent or Sub contained in this Agreement and no written statement of fact furnished or to be furnished by Parent or Sub to Small World pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained not misleading.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1 PUBLIC ANNOUNCEMENTS. The parties agree that, except as may otherwise be required to comply with applicable laws and regulations (including, without limitation, applicable securities laws) or to obtain consents required hereunder, public disclosure of the transactions contemplated by this Agreement shall be made only upon or after the consummation of the Merger. Any such disclosure shall be coordinated by Parent, and none of Small World nor the Small World Shareholders shall make any such disclosure without the prior written consent of Parent.

     6.2 TRANSFER AND GAINS TAXES AND CERTAIN OTHER TAXES AND EXPENSES. Parent agrees that, to the extent it is legally able to do so, the Surviving Corporation will pay all real property transfer, gains and other similar taxes and all documentary stamps, filing fees, recording fees and sales and use taxes, if any, and any penalties or interest with respect thereto, payable in connection with consummation of the Merger.

     6.3 FURTHER ASSURANCES. From time to time after the Effective Time, upon the reasonable request of any party hereto, the other party or parties hereto shall execute and deliver or cause to be executed and delivered such further instruments, and take such further action, as the requesting party may reasonably request in order to effectuate fully the purposes, terms and conditions of this Agreement.

     6.4  SMALL WORLD OPTIONS.

          (a) Small World hereby covenants and agrees that, at the Effective Time, there shall be no outstanding options, warrants and other rights to acquire Small World Stock. Prior to the Effective Time, Small World shall have obtained, and shall have delivered to Parent, releases reasonably acceptable to Parent from any employee of Small World who had been told that he or she would receive any such options, warrants or other rights.

          (b) Parent hereby covenants and agrees that, at the Effective Time, each of the individuals listed on Schedule 6.4(b) hereto shall receive options
                                  ---------------
to purchase that number shares of validly issued, fully paid and nonassessable Parent Stock, at an exercise price per share, as is set forth on Schedule
                                                                 --------
6.4(b), all of which shall have been issued pursuant to the IXL Holdings, Inc.
------
1996 Stock Option Plan, as amended (the "Parent Stock Option Plan").

          (c) In addition to the foregoing, at the Effective Time, Parent shall issue options to purchase 50,000 shares of validly issued, fully paid and nonassessable Parent Stock, at an exercise price of $5.00 per share (in each case, subject to the stock split described in Section 3.1(d) hereof), to those Persons listed on Schedule 6.4(c) hereto (or to such other individuals as are
                  --------------
selected by Small World and approved by Parent), pursuant to the Parent Stock Option Plan.

          (d)  Notwithstanding anything to the contrary contained in this
Section 6.4, Seth Aron shall not be treated as a Small World Shareholder under, and shall have no liability under, this Section 6.4; provi

     6.5 SMALL WORLD DEBT. Parent hereby agrees that, contemporaneously with the execution and delivery of this Agreement, Parent shall acquire, and assume all obligations under, the Small World Debt (including, without limitation, the Aron Note). Parent shall pay all amounts due in respect of the Small World Debt at the Closing; provided, however, that Small World shall have provided Parent at least two days prior to the Closing with complete and accurate pay-off letters for all amounts owed as part of the Small World Debt.

     6.6 SUBLEASE TO SMALL WORLD SPORTS, INC. Parent hereby agrees and acknowledges that Small World will sublease office space to Small World Sports, Inc. on such terms as are reasonably acceptable to Parent, Small World and Small World Sports, Inc.

     6.7  SECTION 338 ELECTION; TAX-FREE MERGER.

          (a) The parties agree and acknowledge that the Merger is intended to qualify, for federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Code. Accordingly, none of the parties hereto shall attempt to file a Section 338 election without the prior written consent of the other parties hereto.

          (b) Parent hereby agrees that it will continue to maintain its ownership of Sub so as not to violate the continuity of interest requirements under Section 368 of the Code and the regulations thereunder. If Parent (i) fails to continue its ownership in accordance with the foregoing sentence, or
(ii) takes any action, or fails to take any reasonable action, and, as a result of any thereof, the Internal Revenue Service (the "IRS") determines that the Merger constitutes a taxable event for the Small World Shareholders, then Parent shall loan to the Small World Shareholders, on an interest-free basis for a period to be agreed upon by the parties, an amount equal to the federal income tax imposed on the Small World Shareholders in connection with the Merger as a result of such determination; provided, however, that (1) each Small World Shareholder shall promptly (and in any event with five days of his receipt thereof) deliver to Parent a copy of any notice received from the IRS relating to the taxability of the Merger; and (2) Parent shall have the right, at its sole cost, expense and determination, to defend against and/or settle any claim by the IRS to the effect that the Merger constitutes a taxable event.

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

     7.1 CONDITIONS TO OBLIGATION OF SMALL WORLD AND THE SMALL WORLD SHAREHOLDERS TO EFFECT THE MERGER. The obligation of Small World and the Small World Shareholders to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) (i) the appropriate officers of Parent shall have executed and delivered to Small World at the Closing, a closing certificate and incumbency certificate, substantially in the form of Exhibit "A-1" hereto, and (ii) the
                                          ------------
appropriate officers of Sub shall have executed and delivered to Small World at the Closing, a closing certificate and incumbency certificate, substantially in the form of Exhibit "A-2" hereto;
            ------------

          (b)  Parent shall have obtained all of the Consents listed on Schedule
                                                                        --------
7.1(b) hereto;
------

          (c) Small World shall have received a corporate certificate of good standing for Parent and Sub, and a copy of the Certificate of Incorporation for Parent and Sub, both as certified by the Secretary of State of Delaware;

          (d) there shall have been delivered to each of the Small World Shareholders at the Closing, duly executed by Parent, an Agreement to be Bound to the Registration Rights Agreement of Parent, dated as of the hereof (the "Agreement to be Bound to the Registration Rights Agreement"), substantially in the form of Exhibit "B" hereto;
            -----------

          (e) Parent shall have executed and delivered at the Closing an Option Agreement for each of the Persons listed on Schedule 6.4(b) and Schedule 6.4(c)
                                            ---------------     ---------------
hereto, substantially in the form of Exhibit "C" hereto;
                                     ----------

          (f) Parent shall have complied with its obligations under Section 6.5 hereof;

          (g) Parent shall have delivered to Small World that certain side letter, dated of even date herewith, a form of which is attached hereto as Exhibit "D" hereto;
-----------

          (h) Small World shall have received, at the Closing, a duly executed opinion of counsel to Parent, substantially in the form of Exhibit "E" hereto;
                                                           -----------
and

          (i) Small World shall have received from Parent such other documents as Small World's counsel shall have reasonably requested, in form and substance reasonably satisfactory to Small World's counsel.

     7.2 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time of the following conditions.

          (a) the appropriate officers of Small World shall have executed and delivered to Parent at the Closing, a closing certificate, substantially in the form of Exhibit "F" hereto;
        -----------

          (b) Small World and the Small World Shareholders shall have obtained or caused to be obtained all of the Consents listed on Schedule 7.2(b) hereto;
                                                       ---------------

          (c) there shall have been delivered to Parent at the Closing, duly executed by each of the Small World Shareholders, (i) an Agreement to be Bound to the Second Amended and Restated Stockholders' Agreement of Parent, dated December 17, 1997 (the "Stockholders' Agreement"), substantially in the form of Exhibit "G"
                                                              -----------
hereto; and (ii) an Agreement to be Bound by the Registration Rights Agreement;

          (d) Parent shall have received a corporate certificate of good standing for Small World, and a copy of the Certificate of Incorporation of Small World, both as certified by the Secretary of State of New York;

          (e) as of the Closing the Small World Debt shall be no greater than $936,976.34, and Parent shall have received pay-off letters with respect thereto in accordance with Section 6.5 hereto;

          (f)  Small World shall have complied with its obligations under
Section 6.4(a) hereof;

          (g) Small World shall have purchased all of Seth Aron's right, title and interest in and to a certain number of shares of the capital stock of Small World owned by him, and any rights he may have had in respect thereof (in each case, as determined in accordance with the terms of that certain Stock Purchase Agreement between Small World and Seth Aron, dated of even date herewith), in exchange for the Aron Note, a form of which is attached hereto as Exhibit "H";
                                                                  -----------

          (h) Small World shall have delivered to Parent a release, fully executed by Seth Aron, substantially in the form of Exhibit "I" hereof;
                                                    -----------

          (i) Parent shall have received, at the Closing, a duly executed opinion of counsel to Small World and the Small World Shareholders, substantially in the form of Exhibit "J" hereto; and
                             -----------

          (j) Parent shall have received from Small World or the Small World Shareholders, as the case may be, such other documents as Parent's counsel shall have reasonably requested, in form and substance reasonably satisfactory to Parent's counsel.

                                 ARTICLE VIII

                                INDEMNIFICATION

     8.1  INDEMNIFICATION BY PARENT.

          (a) Parent shall indemnify and hold the Small World Shareholders and Small World's directors, officers and employees (collectively, the "Small World Indemnified Parties") harmless from and against, and agree promptly to defend each of the Small World Indemnified Parties from and reimburse each of the Small World Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorney fees and other legal costs and expenses) (collectively a "Small World Loss") that any of the Small World Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

                    (i) any breach or inaccuracy of any of the representations and warranties made by Parent or Sub in or pursuant to this Agreement, or in any instrument, certificate or affidavit delivered by Parent or Sub at the Closing in accordance with the provisions hereof;

                    (ii) any failure by Parent or Sub to carry out, perform, satisfy and discharge any of its respective covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and materials delivered by Parent pursuant to this Agreement; and

                    (iii) any suit, action or other proceeding arising out of, or in any way related to, any of the matters referred to in this Section 8.1.

          (b) Notwithstanding any other provision to the contrary Parent shall not have any liability under Section 8.1(a) above (i) unless the aggregate of all Small World Losses for which Parent would be liable but for this sentence exceeds, on a cumulative basis, an amount equal to $50,000, and then only to the extent of such excess, (ii) for amounts in excess of $2,250,000 in the aggregate, and (iii) unless the Small World Shareholders have asserted a claim with respect to the matters set forth in Section 8.1(a)(i), or 8.1(a)(iii) to the extent applicable to Section 8.1(a)(i), within 18 months of the Effective Time. Notwithstanding any implication to the contrary contained herein, the parties acknowledge and agree that a decrease in the value of Parent Stock would not, by itself, constitute a Small World Loss, unless and to the extent a decrease in the value of Parent Stock has been demonstrated to be as a result of any event described in Sections 8.1(a)(i), (ii) or (iii) above.

     8.2  INDEMNIFICATION BY THE SMALL WORLD SHAREHOLDERS.

          (a) The Small World Shareholders shall jointly and severally indemnify and hold Parent, Sub, Surviving Corporation and their respective shareholders, directors, officers and employees (collectively, the "Parent Indemnified Parties") harmless from and against, and agree to promptly defend each of the Parent Indemnified Parties from and reimburse each of the Parent Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claim of any kind (including, without limitation, reasonable attorney fees (collectively, a "Parent Loss") that any of the Parent Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

                    (i) any breach or inaccuracy of any representations and warranties made by Small World or the Small World Shareholders in or pursuant to this Agreement, or in any instrument, certificate or affidavit delivered by the same at the Closing in accordance with the provisions hereof;

                    (ii) any failure by Small World or the Small World Shareholders to carry out, perform, satisfy and discharge any of their respective covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and materials delivered by Small World pursuant to this Agreement;

                    (iii) the Small World Spin Off; and

                    (iv) any suit, action or other proceeding arising out of, or in any way related to, any of the matters referred to in this Section 8.2.

          (b) Notwithstanding the above, none of the Small World Shareholders shall have any liability under Section 8.2(a) above (i) unless the aggregate of all Parent Losses for which the Small World Shareholders would be liable but for this sentence exceeds, on a cumulative basis, an amount equal to $50,000, and then only to the extent of such excess, (ii) in the case of Parent Losses described in Sections 8.2(a)(i) and 8.2(a)(ii), and in Section 8.2(a)(iv) to the extent attributable to Section 8.2(a)(i) or (ii), for amounts in excess of $2,250,000 in the aggregate (it being understood that the provisions of this clause (ii) shall not limit the liability of Small World Shareholders under
Section 8.2(a)(iii) hereof), and (iii) unless Parent has asserted a claim with respect to the matters set forth in Section 8.2(a)(i) or 8.2(a)(iv) (to the extent applicable to Section 8.2(a)(i)) within 18 months of the Effective Time, except with respect to the matters arising under Sections 4.18, 4.19, 4.20 or
4.24 hereof, or in connection with the Small World Spin Off, in which event Parent must have asserted a claim within the applicable statute of limitations. Notwithstanding any implication to the contrary contained herein, the parties acknowledge and agree that a decrease in the value of Parent Stock would not, by itself, constitute a Parent Loss, unless and to the extent a decrease in the value of Parent Stock has been demonstrated to be as a result of any event described in Sections 8.2(a)(i), (ii) or (iii) above.

     (c) Notwithstanding anything to the contrary contained herein, if there has been a public offering of Parent Stock registered under the Securities Act, any claims under this Section 8.2 in respect of the shareholders of Parent shall be made only through Parent, Small World, or the officers or directors of either of the foregoing.

     8.3  NOTIFICATION OF CLAIMS; ELECTION TO DEFEND.

          (a) A party entitled to be indemnified pursuant to Section 8.1 or 8.2 hereof, as the case may be (the "Indemnified Party"), shall notify the party liable for such indemnification (the "Indemnifying Party") in writing of any claim or demand (a "Claim") that the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Subject to the Indemnifying Party's right to defend in good faith third party claims as hereinafter provided, the indemnifying Party shall satisfy its obligations under this Article VIII within 60 days after the receipt of written notice thereof from the Indemnified Party. Any amounts paid thereafter shall include interest thereon for the period commencing at the end of such 60-day period and ending on the actual date of payment, at a rate of 15% per annum, or, if lower, at the highest rate of interest permitted by applicable law at the time of such payment.

          (b) If the Indemnified Party shall notify the Indemnifying Party of any Claim pursuant to Section 8.3(a) hereof, and if such Claim relates to a Claim asserted by a third party against the Indemnified Party that the Indemnifying Party acknowledges is a Claim for which it must indemnify or hold harmless the Indemnified Party under Section 8.1 or 8.2 hereof, as the case may be, the Indemnifying Party shall have the right, at its sole cost and expense, to employ counsel of its own choosing to defend any such Claim asserted against the Indemnified Party; provided, however, that if the Indemnified Party (i) reasonably believes
       --------  -------
that its interests with respect to a Claim (or any material portion thereof) are in conflict with the interests of the Indemnifying Party with respect to such Claim (or portion thereof), and (ii) promptly notifies the Indemnifying Party, in writing, of the nature of such conflict, then the Indemnified Party shall be entitled to choose, at the sole cost and expense of the Indemnifying Party, independent counsel to defend such Claim (or the conflicting portion thereof). The lndemnified Party shall have the right to participate in the defense of any such Claim at its own expense (except to the extent provided in the foregoing sentence), but the Indemnifying Party shall retain control over such litigation (except as provided in the foregoing sentence). The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case before the due date for the answer or response to a claim) after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 8.3(a) hereof of its election to defend in good faith any such third party Claim. So long as the Indemnifying Party is defending in good faith any such Claim asserted by a third party against the Indemnified Party (or has been relieved of the obligation to defend such Claim in accordance with this
Section 8.3(b) as a result of a conflict of interest between the Indemnified Party and the Indemnifying Party), the Indemnified Party shall not settle or compromise such Claim without the prior written consent of the Indemnifying Party. The Indemnified Party shall cooperate with the Indemnifying Party in connection with any such defense and shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in contesting any third party Claim; provided, however, that the Indemnifying Party shall have agreed, in
       --------  -------
writing, to keep such records and other materials confidential expect to the extent required for defense of the relevant Claim. Whether or not the Indemnifying Party elects to defend any such Claim, the Indemnified Party shall have no obligations to do so. Within 30 days after a final determination (including, without limitation, a settlement) has been reached with respect to any Claim contested pursuant to this Section 8.3(b), the Indemnifying Party shall satisfy its obligations with respect thereto. Any amounts paid thereafter shall include interest thereon for the period commencing at the end of such 30-day period and ending on the actual date of payment, at a rate of 15% per annum, or, if lower, at the highest rate of interest permitted by applicable law at the time of such payment.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1 SURVIVAL; RECOURSE. None of the agreements contained in this Agreement shall survive the Merger, except that (i) the agreements contained in Article III hereof, the covenants contained in Article VI hereof, the obligations to indemnify contained in Article VIII hereof and the agreements of the Surviving Corporation referred to in Sections 9.10 and 9.11 hereof, shall survive the Merger (except to the extent a shorter period of time is explicitly specified therein) and (ii) the representations and warranties made in Articles IV and V of this Agreement shall survive the Merger, and shall survive any independent investigation by the parties, and any dissolution, merger or consolidation of Small World or Parent, and shall bind the legal representatives, assigns and successors of Small World, the Small World Shareholders, Parent, for a period of 18 months after the Closing Date (other than the representations and warranties contained in Sections 4.18, 4.19, 4.20 and 4.24 hereof, which shall survive for the applicable statute of limitations).

     9.2 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to Small World:       Small World Software, Inc.
                              171 West 85th
                              New York, NY 10024
                              Attention: Scott Murphy
                              Telecopy: 212/501-9816
                              Telephone: 212/501-9800

     With copies to:          Adair Law Firm
                              30 Corporate Woods, Suite 280
                              Rochester, New York 14623
                              Attention: Donald Adair, Esq.
                              Telecopy: 716/272-8280
                              Telephone: 716/272-7820

     If to the Small World    To the address listed under the signature
     Shareholders:            line of the applicable Small World Shareholder

     In the case of a
     notice to Seth Aron,
     with copies to:          Ellis Funk Eidman Blumenthal & Bedke P.C.
                              1370 Avenue of the Americas
                              New York, New York 10019
                              Attention: Ronald P. Funk, Esq.
                              Telecopy: 212/757-2010
                              Telephone: 212/489-0500

     If to Parent:            IXL Holdings, Inc.
                              Two Park Place
                              1888 Emery Street
                              2nd Floor
                              Atlanta, Georgia 30318
                              Attention James V. Sandry
                              Telecopy: 404/267-3801
                              Telephone: 404/267-3800

     With copies to:          Minkin & Snyder, A Professional Corporation
                              One Buckhead Plaza
                              3060 Peachtree Road, Suite 1100
                              Atlanta, Georgia 30305
                              Attention: James S. Altenbach, Esq.
                              Telecopy: 404/233-5824
                              Telephone: 404/261-8000

     and to:                  Kelso & Company
                              320 Park Avenue
                              24th Floor
                              New York, New York 10032
                              Attention: James J. Connors II, Esq.
                              Telecopy: 212/223-2379
                              Telephone: 212/751-3939

     If to Sub/Surviving
     Corporation:             iXL-New York, Inc.
                              1888 Emery Street
                              2nd Floor
                              Atlanta, Georgia 30318
                              Attention: James V. Sandry
                              Telecopy: 404/267-3801
                              Telephone: 404/267-3800

     With copies to:          Minkin & Snyder, A Professional Corporation
                              One Buckhead Plaza
                              3060 Peachtree Road, Suite 1100
                              Atlanta, Georgia 30305
                              Attention: James S. Altenbach, Esq.
                              Telecopy: 404/233-5824
                              Telephone: 404/261-8000

     and to:                  Kelso & Company
                              320 Park Avenue
                              24th Floor
                              New York, New York 10032
                              Attention: James J. Connors II, Esq.
                              Telecopy: 212/223-2379
                              Telephone: 212/751-3939

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

     9.3 ENTIRE AGREEMENT. This Agreement and the documents, schedules and instruments referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. There are no other representations or warranties, whether written or oral, between the parties in connection the subject matter hereof, except as expressly set forth herein.

     9.4 ASSIGNMENTS; PARTIES IN INTEREST. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the rights, interests, and obligations of Sub hereunder may be assigned to any direct wholly owned Delaware subsidiary of Parent without such prior consent. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided herein.

     9.5 FEES AND EXPENSES. All reasonable fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses; provided,
                                                                      --------
however, that the expenses of the Small World Shareholders shall be paid by
-------
Small World.

     9.6 GOVERNING LAW. This Agreement, except to the extent that the BCL or the DGCL is mandatorily applicable to the Merger or the rights of the shareholders of Small World or the other parties hereto with respect to the Merger, shall be governed in all respects by the laws of the State of Georgia (without giving effect to the provisions thereof relating to conflicts of law).

     9.7 HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     9.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

     9.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     9.10 POST-CLOSING ACCESS. For a period of three years after the Closing Date, the Small World Shareholders and their agents and representatives shall have reasonable access to the books and records of Small World.

     9.11 POST-CLOSING NOTICE. To the extent the Surviving Corporation receives written notice of any event or circumstance that materially affects any of the Small World Shareholders, the Surviving Corporation shall promptly notify the affected Small World Shareholder of such matter, information, or event and shall provide them with copies of all relevant documentation or correspondence in connection thereto.

     9.12 CERTAIN DEFINITIONS. As used in this Agreement:

          (a) the term "Subsidiary" or "Subsidiaries" means any Entity of which Parent (either alone or through or together with any other Subsidiary) owns, directly or indirectly, stock or other equity interests the holders of that are entitled to more than 50% of the vote for the election of the board of directors or other governing body of such Entity (including, without limitation, Sub); provided, however, that with respect to the Parent, the terms "Subsidiary" and
--------  -------
"Subsidiaries" shall not include (i) University Netcasting, Inc., or (ii) Small World; and

          (b) any representation or warranty stated to be made "to the knowledge" of a party shall refer to such party's knowledge following reasonable inquiry as to the matter in question.

                     - SIGNATURES ON THE FOLLOWING PAGE -

     IN WITNESS WHEREOF, Parent, Sub and Small World have caused this Agreement to be signed by their respective officers thereunder duly authorized, and each Small World Shareholder has signed this Agreement, all as of the date first written above.

                              "SMALL WORLD"

                              SMALL WORLD SOFTWARE, INC., a New York corporation


                         By: /s/ Mark Jacobstein
                             ---------------------------------------------
                         Title: President
                               -------------------------------------------



                              "PARENT"

                              IXL HOLDINGS, INC., a Delaware corporation


                         By: /s/ James V. Sandry
                             ---------------------------------------------
                         Title: Executive Vice President
                               -------------------------------------------


                              "SUB"

                              iXL-NEW YORK, INC., a Delaware corporation


                         By: /s/ James V. Sandry
                             ---------------------------------------------
                         Title: Executive Vice President
                               -------------------------------------------


                 - SIGNATURES CONTINUE ON THE FOLLOWING PAGE -

                         "SMALL WORLD SHAREHOLDERS"


                         By: /s/ Mark Jacobstein
                             ---------------------------------------------
                              Mark Jacobstein


                         Address:  108 Mac Dougal St, Apt 3B
                                   ---------------------------------------
                                   New York, NY 10012
                                   ---------------------------------------

                                   ---------------------------------------


                         By: /s/ M. Scott Murphy
                             ---------------------------------------------
                              Scott Murphy

                         Address:  200 W, 79th #2g
                                   ---------------------------------------
                                   NYC, NY 10024
                                   ---------------------------------------

                                   ---------------------------------------


                         By: /s/ Seth Aron
                             ---------------------------------------------
                              Seth Aron

                         Address:  339 W 88 #10
                                   ---------------------------------------
                                   NYC, NY 10024
                                   ---------------------------------------

                                   ---------------------------------------

                                   EXHIBITS
                                   --------

Parent's Closing Certificate....................................... Exhibit A-1

Sub's Closing Certificate.......................................... Exhibit A-2

Agreement to be Bound to Registration Rights Agreement............. Exhibit B

Option Agreement................................................... Exhibit C

Side Letter Agreement.............................................. Exhibit D

Opinion of Counsel to Parent....................................... Exhibit E

Small World Closing Certificate.................................... Exhibit F

Agreement to be Bound to Stockholders' Agreement................... Exhibit G

Stock Purchase Agreement between Small World and Seth Aron......... Exhibit H

Release Agreement.................................................. Exhibit I

Opinion of Counsel to Small World.................................. Exhibit J

                                 SCHEDULE 4.1
                                 ------------

                       CERTIFICATE OF INCORPORATION AND
                             BYLAWS OF SMALL WORLD


                                SCHEDULE 4.3(A)
                                ---------------

                    OUTSTANDING OBLIGATIONS OF SMALL WORLD
                         TO ISSUE SMALL WORLD OPTION,
                        WARRANTS OR OTHER STOCK RIGHTS


                                 SCHEDULE 4.5
                                 ------------

            CONFLICTS, REQUIRED FILINGS AND CONSENTS OF SMALL WORLD


                                 SCHEDULE 4.7
                                 ------------

                EXCEPTIONS TO ABSENCE OF CHANGES OF SMALL WORLD


                                 SCHEDULE 4.8
                                 ------------

                    UNDISCLOSED LIABILITIES OF SMALL WORLD


                                 SCHEDULE 4.9
                                 ------------

               EXCEPTIONS TO TITLE TO PROPERTIES OF SMALL WORLD


                                 SCHEDULE 4.10
                                 -------------

           EXCEPTIONS TO GOOD CONDITION OF EQUIPMENT OF SMALL WORLD


                                 SCHEDULE 4.11
                                 -------------

                     INTELLECTUAL PROPERTY OF SMALL WORLD


                                 SCHEDULE 4.13
                                 -------------

                             LEASES OF SMALL WORLD

                                 SCHEDULE 4.14
                                 -------------

                           CONTRACTS OF SMALL WORLD


                                 SCHEDULE 4.15
                                 -------------

                     DIRECTORS AND OFFICERS OF SMALL WORLD


                                 SCHEDULE 4.17
                                 -------------

                           LITIGATION OF SMALL WORLD


                                 SCHEDULE 4.18
                                 -------------

             EMPLOYEE BENEFIT PLANS/LABOR RELATIONS OF SMALL WORLD


                                 SCHEDULE 4.19
                                 -------------

                          ERISA ISSUES OF SMALL WORLD


                                 SCHEDULE 4.21
                                 -------------

                              SMALL WORLD PERMITS


                                 SCHEDULE 4.23
                                 -------------

                              SMALL WORLD BROKERS


                                 SCHEDULE 4.26
                                 -------------

        EXCEPTIONS TO CURRENT STATUS OF ACCOUNTS PAYABLE OF SMALL WORLD

                                 SCHEDULE 4.27
                                 -------------

                       INSURANCE POLICIES OF SMALL WORLD


                                 SCHEDULE 4.29
                                 -------------

                               SMALL WORLD DEBT


                                 SCHEDULE 5.1
                                 ------------

           CERTIFICATE OF INCORPORATION AND BYLAWS OF PARENT AND SUB


                                 SCHEDULE 5.3
                                 ------------

          CONFLICTS, REQUIRED FILINGS AND CONSENTS OF PARENT AND SUB


                                 SCHEDULE 5.4
                                 ------------

                               PARENT LITIGATION

                                 SCHEDULE 5.5
                                 ------------

                            PARENT AND SUB BROKERS


                                 SCHEDULE 5.6
                                 ------------

                           CAPITALIZATION OF PARENT


                                 SCHEDULE 5.7
                                 ------------

                            SUBSIDIARIES OF PARENT


                                 SCHEDULE 5.9
                                 ------------

                        PARENT UNDISCLOSED LIABILITIES


                             SCHEDULE 6.4(B) & (C)
                             ---------------------

                   OPTIONS TO PURCHASE CLASS B COMMON STOCK


                                SCHEDULE 7.1(B)
                                ---------------

                                PARENT CONSENTS


                                SCHEDULE 7.2(B)
                                ---------------

                             SMALL WORLD CONSENTS